Exhibit 10.2

FORM OF EXECUTION VERSION

THIS OPTION AND THE SHARES RECEIVED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO THE RIGHTS, RESTRICTIONS AND OBLIGATIONS APPLICABLE TO SUCH SECURITIES, ALL AS PROVIDED IN THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 11, 2012 AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, AS AMENDED AND IN EFFECT FROM TIME TO TIME (THE “STOCKHOLDERS AGREEMENT”).

PHW Holdings, Inc.
2012 INCENTIVE PLAN

STOCK OPTION CERTIFICATE

This stock option is granted by PHW Holdings, Inc., a Delaware corporation (the “Company”), to [•] (the “Optionee”), pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”).  Definitions not otherwise set forth in the text hereof are set forth in Section 3 hereof.  All capitalized terms not otherwise defined herein (either in the text or Section 3 hereof) shall have the meaning provided in the Plan or the Stockholders Agreement.

1.                             Grant of Option.

(a)          This certificate evidences the grant by the Company on [•](the “Grant Date”) to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan: (i) the Basic Option and (ii) the Performance Option (collectively, the “Shares”), in each case with an exercise price of $[•] per Share.

(b)          The latest date on which this option may be exercised (the “Final Exercise Date”) is the earlier of (i) the tenth anniversary of the Grant Date or (ii) the termination of this option in accordance with this certificate, the Stockholders Agreement or the Plan.

(c)          The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)          The term “Basic Option” means [•] shares of non-voting common stock, $0.001 par value per share, of the Company (“Common Stock”).

(e)          The term “Performance Option” means [•] shares of Common Stock.

2.                             Vesting.

(a)          The Shares attributable to the Basic Option shall vest and become exercisable as follows: [•]% of the aggregate Shares that are the subject to the Basic Option shall vest and become exercisable on [•] and [•]% of the aggregate Shares that are the subject to the Basic Option shall vest and become exercisable on each of the first [•] anniversaries of such date.  Notwithstanding the foregoing, the Shares attributable to the Basic Option shall vest and become exercisable as to 100% of the total number of such Shares upon a Sale Transaction.

(b)          The Shares attributable to the Performance Option shall vest and become exercisable to the extent the Proceeds received by Gridiron (including in the Company Sale, IPO or other transaction described below triggering this calculation) result in Gridiron receiving (I) more than a [•] IRR (as defined below) on its Gridiron Equity Investment and (II) greater than or equal to [•] times cash on cash return on the Applicable Percentage of its Gridiron Equity Investment (in each case, after taking into account the vesting of any outstanding options) upon the earlier to occur of (i) a Sale Transaction, (ii) such time after an IPO that all shares of Common Stock held, directly or indirectly, by Gridiron have become Marketable Securities and (iii) any other transaction in which Gridiron receives Proceeds and at such time the Shares attributable to the Performance Option would vest in accordance with this Section 2(b) (the earliest such date, whether or not the cash on cash return target and IRR return specified above are met, being the “Determination Date”); provided that, upon the Determination Date but subject to the provisions herein, a portion of the Performance Option shall vest to the extent, after taking into account the vesting of any other outstanding options, the partial vesting of such Performance Option will not cause the cash on cash return or the IRR return specified above to not be met following such partial vesting.

For the purposes of the Performance Option, “cash on cash return” shall be measured by reference to the sum of (a) the Proceeds and (b) the fair market value of any Contingent Proceeds (which fair market value shall be determined by the Board in good faith) received by Gridiron in relation to the Applicable Percentage of the Gridiron Equity Investment; provided, however, that for purposes of this calculation, any proceeds received by Gridiron shall in no event be treated as having been received twice.  Upon the occurrence of the Determination Date, all Shares which do not become vested in accordance with the foregoing shall be forfeited and not exercisable, but only if the fair market value of any Contingent Proceeds (as determined by the Board in good faith) is taken into consideration when determining whether the “cash on cash return” and IRR targets have been met.  Notwithstanding the foregoing, in the event a Sale Transaction includes escrowed Proceeds, earnouts or other deferred, contingent or non-cash consideration (including non-Marketable Securities) (collectively, “Contingent Proceeds”), the Board may in its reasonable good faith discretion, consistent with the intent of the Plan and this Option Certificate, make such provisions for the treatment of the Performance Option in connection with such Sale Transaction as it deems appropriate to give effect to such intent, including without limitation fully or partially vesting such Performance Options, escrowing the proceeds to be received by Optionee with respect the Performance Option until such Contingent Proceeds are actually received, deferring such Determination Date until the date such Contingent Proceeds are actually received or any combination of the foregoing.

(c)          Notwithstanding the foregoing, no portion of the option evidenced by this certificate will vest and become exercisable after the termination of the Optionee’s employment with the Company or any subsidiary of the Company; provided, that to the extent the Optionee is terminated without Cause (as defined in the Stockholders Agreement) or terminates his employment for Good Reason (as defined in the employment agreement between the Optionee and the Company) within 120 days prior to the Determination Date, such termination shall be deemed to have occurred on the day immediately following the Determination Date.

3.                             Definitions.

As used herein, the following terms shall have the meanings set forth below:

“Applicable Percentage” shall mean the percentage representing the number of Gridiron Common Shares sold or transferred (or in respect of which a liquidating distribution has been made) in all Common Sales and Sale Transactions (including in the Sale Transaction triggering this calculation) plus all Gridiron Common Shares that have become Marketable Securities as compared to the total Gridiron Common Shares Purchased.

“Board” shall mean the board of directors of the Company.

“Cause” shall have the meaning set forth in the Stockholders Agreement.

“Common Sale” shall mean one or more transactions in which Gridiron and/or any of its Permitted Transferees, directly or indirectly, sell or otherwise transfer for value, or cause to be sold or transferred for value, the direct or indirect beneficial ownership of any or all of the Gridiron Common Shares Purchased to any Person other than any Permitted Transferee of Gridiron; provided, that a sale or transfer for value to the Company, for purposes of this definition, shall be considered a Common Sale.

“Gridiron” shall mean Gridiron Capital Fund II, L.P., a Delaware limited partnership, and Gridiron Co-Investors II, LLC, a Delaware limited liability company.

“Gridiron Common Shares” shall mean the shares of Common Stock of the Company held, directly or indirectly, by Gridiron or any other securities or equity interests into which such Gridiron Common Shares shall be converted or exchanged pursuant to a merger, recapitalization or other transaction and any other securities or equity interests held, directly or indirectly, by Gridiron that can be, directly or indirectly, converted or exchanged into or exercised for Common Stock.

“Gridiron Common Shares Purchased” shall mean, at the time of determination, the aggregate number of Gridiron Common Shares acquired, directly or indirectly, by Gridiron, without giving effect to any reduction resulting from any Common Sale or Sale Transaction.

“Gridiron Equity Investment” shall mean, at the time of determination, the aggregate cash consideration paid by Gridiron (indirectly through its ownership of Investor) to acquire the Gridiron Common Shares Purchased, without giving effect to any reduction resulting from any Common Sale or Sale Transaction.

“Group” shall mean any two or more Persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring or holding securities of the Company.

“Initial Public Offering” or “IPO” shall mean the first completion of a sale of Common Stock of the Company pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock of the Company shall be listed and traded on a national exchange.

“Investor” shall mean Performance Health Equity Investors, L.P., a Delaware limited partnership.

“IRR” shall mean an annual pre-tax internal rate of return calculated by taking into account (a) the date or dates of payment by the Investor for the Gridiron Common Shares Purchased, (b) the date or dates on which Gridiron receives Proceeds and (c) the amounts of such Proceeds.  For purposes of calculating the IRR, all determinations shall be made on an average cost basis for any Gridiron Common Shares Purchased sold or otherwise transferred for value.

“Marketable Securities” shall mean shares of capital stock that are immediately and freely tradable on national stock exchanges or in over the counter markets without a legal restriction (including without limitation volume restrictions) or an underwriter’s lock-up or similar contractual restriction.

“Member of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendants of such individual, each trust, limited liability company or limited partnership created solely for the benefit of one or more of the aforementioned Persons and/or their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Permitted Transferee” shall have the meaning set forth in the Stockholders Agreement; provided, that solely for the purposes of this Option Certificate, Permitted Transferee shall not include the Company.

“Person” shall mean any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Proceeds” shall mean the sum of:

(a)          actual proceeds actually received by Gridiron indirectly in respect of Gridiron Common Shares in all Common Sales and Sale Transactions in respect of its capital interest in the Investor;

(b)          any dividends and other distributions actually received by Gridiron on Gridiron Common Shares; and

(c)          in the case of a Determination Date triggered by Section 2(b)(ii), (x) the total number of Gridiron Common Shares then indirectly held through the Investor multiplied by (y) the average closing price of the Company’s Common Stock as reported on the national exchange on which the Company’s Common Stock is listed or traded, for the thirty consecutive trading days immediately preceding the Determination Date.

For purposes of clauses (a) and (b), proceeds shall only include cash and/or Marketable Securities.  Any Proceeds that are actually received by the Investor in respect of the Gridiron

Common Shares, but not otherwise distributed to Gridiron and which are not subject to any restrictions to such distribution to Gridiron pursuant to the limited partnership agreement of the Investor, as amended and then in effect, on or prior to the Determination Date, shall nonetheless be treated as actual proceeds received by Gridiron on the Determination Date for purposes of determining whether the “cash on cash return” and IRR targets have been met; provided, however, that such Proceeds shall in no event be treated as having been received twice by virtue of this sentence.  Notwithstanding the foregoing, in no event shall “Proceeds” include the receipt by Gridiron or its Affiliates of management fees, closing fees, investment banking fees or similar fees payable in connection with any transaction.  Proceeds shall be calculated on a pre-tax basis.

“Sale Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) in the case of a specified Person who is an individual, any Member of the Immediate Family of such Person.

“Sale Transaction” shall mean (a) any transaction or series of related transactions in which any Person who is not (1) a Sale Affiliate of the Company, Gridiron or the Investor, or (2) any two or more such Persons acting as a Group, or (3) an Affiliate of such Person or Persons, shall (i) acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (ii) otherwise be the owner of (as a result of a redemption of shares of the Company’s Common Stock or otherwise), shares of the Company’s common stock (or shares in a successor corporation by merger, consolidation or otherwise) such that following such transaction or transactions, such Person or Group and their respective Sale Affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the Board or any successor corporation or otherwise have the power, directly or indirectly, by contract or otherwise, to direct or cause the election of directors having a majority of the voting power of the Board, or (b) the sale or transfer of all or substantially all the Company’s assets and following such sale or transfer, there is a liquidation of the Company.

4.                             Exercise of Option.

Each election to exercise this option shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and received by the Company at its principal office, accompanied by payment in full and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, the authority of such Legal Representative) as the Company may require.  The purchase price may be paid (i) in cash or by personal check, bank check or money order payable to the order of the Company, (ii) through the delivery of shares of Stock (including shares of Stock that have been outstanding for less than six months) and that have a fair market value on the last business day preceding the date of exercise equal to the exercise price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver to the Company promptly upon the sale of

Shares to be issued sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment.

5.                             Stockholders Agreement; Termination of Employment.

The option evidenced by this certificate and any Shares received upon the exercise of this option shall be subject to the Stockholders Agreement, and the issuance of this option certificate or at the election of the Company, the issuance of shares of Common Stock upon exercise of this option certificate, shall be conditional upon the execution and delivery by the Optionee of a joinder to the Stockholders Agreement.  This option and the Shares received upon exercise of this option shall be subject to the rights, restrictions and obligations applicable to options and shares of Common Stock of the Company as provided from time to time in such Stockholders Agreement, including without limitation, the obligations applicable to options and shares of Common Stock of the Company under Section 4 thereof relating to the Company’s right to call securities.  In addition to the provisions of the Stockholders Agreement, any portion of this option that shall not have vested and become exercisable shall be forfeited, terminated and cancelled upon (a) the termination of Optionee’s employment with the Company subject to the proviso set forth in Section 2(c) hereof or (b) if earlier, with respect to the Performance Option, a Determination Date with respect to which the cash on cash return required for the Performance Option to vest and become exercisable was not achieved.  In addition, in the event of a termination of employment of the Optionee for Cause at any time, any vested but unexercised portion of the option evidenced by this certificate shall automatically and without any further action by any party be forfeited, terminated and cancelled.

6.                             Restrictions on Transfer.

(a)          In addition to the provisions of Section 3 above, if at the time this option is exercised the Company is a party to any other agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Board).

(b)          Certificates evidencing any Shares purchased by an Optionee upon exercise of options granted hereby may bear the following legends, in addition to any legends which may be required by any agreement referred to in the immediately preceding paragraph:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”

“THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF STOCK REPRESENTED BY THIS CERTIFICATE,

ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.  NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.”

All Shares shall also bear all legends required by federal and state securities laws.

7.                             Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

8.                             Nontransferability of Option.

This option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

9.                             Provisions of the Plan.

This option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this option has been furnished to the Optionee.  By exercising all or any part of this option, the Optionee agrees to be bound by the terms of the Plan and this certificate.

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